As filed with the Securities and Exchange Commission on August 28, 2013

Registration No. 333-121887

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT NO. 333-121887

UNDER THE SECURITIES ACT OF 1933
__________

WESBANCO, INC.
(Exact name of registrant as specified in its charter)

West Virginia	55-0571723
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Bank Plaza
Wheeling, West Virginia 26003
(304) 234-9000
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Winton Financial Corporation Stock Option and Incentive Plan
Winton Financial Corporation 1999 Stock Option and Incentive Plan
Winton Financial Corporation 2003 Stock Option and Incentive Plan
(Full title of the plan)

Paul M. Limbert
President and Chief Executive Officer
WesBanco, Inc.
One Bank Plaza
Wheeling, West Virginia 26003
(304) 234-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies To:

James C. Gardill, Esquire Phillips, Gardill, Kaiser & Altmeyer, PLLC 61 Fourteenth Street Wheeling, WV 26003 (304) 232-6810	Kristen L. Stewart, Esquire Paul C. Cancilla, Esquire K&L Gates LLP K&L Gates Center 210 Sixth Avenue Pittsburgh, PA 15222 (412) 355-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE - TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 is filed to terminate the Registration Statement on Form S-8 (File No. 333-121887), originally filed with the Securities and Exchange Commission by the Registrant on January 6, 2005 (the “Registration Statement”) because all of the shares of the Registrant’s Common Stock, par value $2.0833 per share (“Common Stock”), registered under the Registration Statement and offered for sale pursuant to the exercise of stock options granted under the Winton Financial Corporation Stock Option and Incentive Plan, Winton Financial Corporation 1999 Stock Option and Incentive Plan, and Winton Financial Corporation 2003 Stock Option and Incentive Plan have been sold and no additional shares of such Common Stock will be offered or sold pursuant to the Registration Statement after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-121887) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wheeling, State of West Virginia, on this 28th day of August, 2013.

WESBANCO, INC.

By:	/s/ Paul M. Limbert
Paul M. Limbert
President, Chief Executive Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul M. Limbert and Robert H. Young, and each of them with full power to act without the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Post-Effective Amendment No. 1 to the Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Capacity	Date

/s/ Paul M. Limbert	President, Chief Executive Officer and	August 28, 2013
Paul M. Limbert	Director (Principal Executive Officer)

/s/ Robert H. Young	Executive Vice President and Chief	August 28, 2013
Robert H. Young	Financial Officer (Principal Financial and
Accounting Officer)

/s/ Ray A. Byrd	Director	August 28, 2013
Ray A. Byrd

/s/ Christopher V. Criss	Director	August 28, 2013
Christopher V. Criss

/s/ Abigail M. Feinknopf	Director	August 28, 2013
Abigail M. Feinknopf

/s/ John W. Fisher, II	Director	August 28, 2013
John W. Fisher, II

/s/ Ernest S. Fragale	Director	August 28, 2013
Ernest S. Fragale

/s/ James C. Gardill	Director	August 28, 2013
James C. Gardill

/s/ Vaughn L. Kiger	Director	August 28, 2013
Vaughn L. Kiger

/s/ D. Bruce Knox	Director	August 28, 2013
D. Bruce Knox

/s/ Jay T. McCamic	Director	August 28, 2013
Jay T. McCamic

Director
F. Eric Nelson, Jr.

/s/ Henry L. Schulhoff	Director	August 28, 2013
Henry L. Schulhoff

/s/ Richard G. Spencer	Director	August 28, 2013
Richard G. Spencer

/s/ Joan C. Stamp	Director	August 28, 2013
Joan C. Stamp

/s/ Reed J. Tanner	Director	August 28, 2013
Reed J. Tanner